Exhibit 99.1

NEWS	400 Oser Ave Hauppauge, NY 11788	Contact: Chris Hughes 631-231-0333

TSR, Inc. Rejects Offer from Stockholder to Buy All Outstanding Shares

Hauppauge, NY (November 28, 2018) -- TSR, Inc. (Nasdaq: TSRI), a provider of computer programming consulting services (“TSR” or the “Company”), announced today that it sent a letter on behalf of the Board of Directors of the Company (the “Board”) to Robert Fitzgerald, president of stockholder QAR Industries, Inc. (“QAR”), rejecting QAR’s non-binding offer contained in its letter, dated November 14, 2018, to acquire all of the common stock of the Company not already owned by QAR for $6.25 per share. Based on Amendment No. 2 to QAR’s Schedule 13D, filed on November 20, 2018, Mr. Fitzgerald and QAR (together, the “QAR Entities”) own a total of 139,869 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), which represents approximately 7.1% of the Company’s issued and outstanding Common Stock.

In its letter to QAR, dated November 27, 2018, the Company stated that “after careful consideration of your letter and the non-binding offer contained therein and in accordance with the unanimous recommendation of the Special Committee of the Board (the “Special Committee”), after consultation with the Special Committee’s financial advisors and the Special Committee’s and the Company’s legal advisors, the Board has unanimously rejected your offer to acquire the outstanding common stock of the Company not owned by the Investors (as defined in your letter) for $6.25 per share. The Board and the Special Committee believe that the consideration being offered by QAR is inadequate and does not reflect the fair value of the Common Stock of the Company and, therefore, would not be in the best interests of the Company’s stockholders.” The Company also stated that should QAR “wish to communicate further with respect to its interest in the Company, it will make the Chairman of the Special Committee and the financial advisors to the Special Committee available to QAR or its representatives.”

Christopher Hughes, President of the Company, said “The Board of Directors is committed to maximizing value for the benefit of all stockholders by continuing to focus on the Company’s business while, at the same time, exploring strategic alternatives through the Special Committee process. The Company remains dedicated to meeting the needs of its customers and business partners.”

Forward-Looking Statements

Certain statements in this press release which are not historical facts may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “anticipate,” “believe,” “demonstrate,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “should,” and “will,” and similar expressions identify forward-looking statements. Such forward-looking statements are based upon the Company’s current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Specifically, forward-looking statements in this document may include, but are not limited to, the statements regarding the directors’ evaluation of the offer letter.

TSR, Inc. Rejects Offer from Stockholder to Buy All Outstanding Shares (continued)

These and other forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual events to differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, among others, the factors and matters described in the Company’s filings with the SEC, including, but not limited to, the Company’s most recent Form 10-K, Forms 10-Q and Forms 8-K, which are available at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.